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                                                                    Exhibit 21

                             TUSCARORA INCORPORATED

                              List of Subsidiaries

     The following is a complete list of the subsidiaries of the Company.


         Name of                                                Jurisdiction of
       Subsidiary                                                Incorporation
       ----------                                                -------------
Alpine Packaging, Inc. (1)                                         Colorado
Tuscarora Investment Corporation (1)                               Delaware
Tuscarora International, Inc. (1)                                  Delaware
   Tuscarora, S.A. de C.V. (2)                                     Mexico
   Tuscarora de Mexico, S.A. de C.V. (2)                           Mexico
   Tuscarora de Tijuana, S.A. de C.V. (2)                          Mexico
   Servicios Tuscarora, S.A. de C.V. (2)                           Mexico
Tuscarora Limited (1)                                              England
   Tuscarora (Scotland) Limited (3)                                England
   Tuscarora (London) Limited (3)                                  England
      Arrowtip Limited (4)                                         England
      Anglican Expanded Products Limited (4)                       England

------------
(1)   100% owned by Tuscarora Incorporated.
(2) All but one share is owned by Tuscarora International, Inc. and 1 share is owned by Tuscarora Incorporated.
(3)   100% owned by Tuscarora Limited.
(4)   100% owned by Tuscarora (London) Limited.